Exhibit 99.1

AGILITI ANNOUNCES CEO TRANSITION

Tom Leonard returns as Chief Executive Officer

MINNEAPOLIS, (October 2, 2023)— Agiliti, Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of medical technology management and service solutions to the healthcare industry, today announced that the Agiliti Board of Directors has appointed Tom Leonard as Chief Executive Officer. Leonard succeeds Tom Boehning who is no longer with the company.

Leonard previously served as CEO of Agiliti from April 2015 until his retirement from the company in March 2023. He served as a member of the company’s Board of Directors following his retirement and will remain a Board member as he returns to the role of CEO.

“Tom Leonard led the company through eight years of profitable growth and helped establish Agiliti as an essential partner to more than 10,000 healthcare provider organizations nationwide,” said John Workman, Chairman of the Board. “He is a trusted and proven leader, admired for his track record of results and his commitment to the company’s mission, culture and team. We are confident that Agiliti will benefit from his leadership.”

“I am honored to return to Agiliti and to rejoin this incredible team as CEO,” said Leonard. “Agiliti has long served a critical role in our nation’s healthcare system, powered by a differentiated offering that has proved essential to improving our customers’ clinical, operational, and financial outcomes. We will build on our strong foundation and capabilities as we chart our path forward.”

“During his initial tenure as CEO, Tom Leonard and his team oversaw the strategic and cultural transformation of the business, demonstrating its extraordinary runway for growth,” said Scott Sperling, Agiliti Board member and Co-Chief Executive Officer of Thomas H. Lee Partners, the company’s largest shareholder. “Under his leadership, we believe Agiliti will be well positioned to create meaningful value for customers and shareholders. With this transition, we thank Tom Boehning for his contributions to the business throughout his four years of service to Agiliti, and notably for his leadership and dedication to customers during the demanding years of the Covid-19 pandemic.”

Tom Leonard has been a member of the Board of Directors of Agiliti since April 2015 and served as CEO of Agiliti from April 2015 to March 2023. Prior to joining Agiliti, he was President of the Medical Systems business segment at CareFusion, now Becton Dickinson. He also served as Senior Vice President and General Manager of Ambulatory Solutions for McKesson Provider Technologies, and prior to that, Executive Vice President of Operations for Picis, Inc. Leonard holds a bachelor’s degree in Engineering from the United States Naval Academy and an MBA from the S.C. Johnson Graduate School of Management at Cornell University.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including statements regarding the benefits from the CEO transition, potential value generation, growth and strategy, and these statements involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership transition; market volatility of our common stock as a result of our leadership transition; the risk that the leadership transition may not provide the results that the company expects; imbalances in our selling mix; effects from political and policy changes that could limit our growth opportunities; cancellations by or disputes with customers; effects of a global economic downturn on the company, our customers and suppliers; competitive practices by our competitors that could cause us to lose market share, reduce our prices or increase our expenditures; consolidation in the healthcare industry; adverse developments with supplier relationships; our potential inability to attract and retain key personnel; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our most recent annual report on Form 10-K.

CONTACT

Solebury Strategic Communications

IR@agilitihealth.com